                                                                     EXHIBIT 4.2
                       UNITED STATES FILTER CORPORATION

                        6% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2005

No.                                                       CUSIP No. ____________
                                                                       $ _______

          United States Filter Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to hereby promises to pay to _____, or registered assigns, the principal sum of _____ DOLLARS ($____________), on September 15, 2005.

          Interest Payment Dates: March 15 and September 15; commencing March 15, 1996.

          Record Dates: March 1 and September 1.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:  September 18, 1995

                                              UNITED STATES FILTER CORPORATION,
                                              a Delaware corporation
[Seal]

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Attest:
       -----------------------------
       Secretary


          This is one of the Securities described in the within-mentioned Indenture.

                                              THE FIRST NATIONAL BANK OF BOSTON,
                                              as Trustee

Dated:                                        By:
                                                 -------------------------------
                                                 Authorized Signatory

                        UNITED STATES FILTER CORPORATION

                        6% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2005

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/


     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE COMPANY, (B) PURSUANT

---------------------------
/1/ This paragraph should only be added if the Security is issued in global form.

     TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO RULE 144A, FOR SO LONG AS IT IS AVAILABLE, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
     (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE./2/



1.   Interest.
     --------

          United States Filter Corporation, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 6% per annum. To the extent it is lawful, the Company promises to pay interest on any


---------------------------
/2/  This paragraph should be included only for the Transfer Restricted
     Securities.

interest payment due but unpaid on such principal amount at a rate of 6% per annum compounded semi-annually.

          The Company will pay interest semi-annually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing March 15, 1996. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from September 18, 1995. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.
     -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or at the option of the Company, payment of principal, premium, interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium and interest on and Liquidated Damages with respect to Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, The First National Bank of Boston (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Regis-trar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.
     ---------

          The Company issued the Securities under an Indenture, dated as of September 18, 1995 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $143,750,000.

5.   Redemption.
     ----------

          The Securities may be redeemed in whole or from time to time in part at any time on and after September 23, 1998, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages to the Redemption Date. The Securities may not be so redeemed prior to September 23, 1998.

          If redeemed during
          the 12-month period
          beginning September 15    Redemption Price
          ----------------------    ----------------

          1998 .................        103.75%
          1999 .................        103.00%
          2000 .................        102.25%
          2001 .................        101.50%
          2002 .................        100.75%
          2003 and thereafter ..           100%

          Any such redemption will comply with Article III of the Indenture.

6.   Notice of Redemption.
     --------------------

          Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XII of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal, interest or Liquidated Damages remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

11.  Conversion Rights.
     -----------------

          Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $27.50 (or $27.50 in principal amount of Securities for each such share of Common Stock), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Security.

12.  Ranking.
     -------

          Payment of principal, premium, if any, interest on and Liquidated Damages with respect to the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

13.  Repurchase at Option of Holder Upon a Change of Control.
     -------------------------------------------------------

          If there is a Change of Control, the Company shall be required to offer to purchase on the Repurchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

14.  Successors.
     ----------

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Liquidated Damages), if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.  Additional Rights of Holders of Transfer Restricted Securities.
     --------------------------------------------------------------

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

               United States Filter Corporation
               73-710 Fred Waring Drive
               Suite 222

               Palm Desert, California  92260
               Attention:  Assistant Secretary

                              [FORM OF] ASSIGNMENT



          I or we assign this Security to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)


          Please insert Social Security or other identifying number of assignee

_________________________

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:  ____________________________________________________

________________________________________________________________________________

                        (Sign exactly as name appears on
                        the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Article XI of the Indenture, check the box: /___/


          If you want to elect to have only part of this Security purchased by the Company pursuant to Article XI of the Indenture, state the amount you want to be purchased: $________



Date:  ________________ Signature: _____________________________________________
                                      (Sign exactly as your name appears on the other side of this Security)

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/3/




          The following exchanges of a part of this Global Security for Definitive Securities have been made:

               Amount of             Amount of              Principal Amount       Signature of
              decrease in            increase in            of this Global         authorized officer
              Principal Amount       Principal Amount       Security following     of Trustee or
 Date of      of this Global         of this Global         such decrease (or      Securities
 Exchange     Security               Security               increase)              Custodian
-----------------------------------------------------------------------------------------------------








---------------------------
/3/ This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re: 6% CONVERTIBLE SUBORDINATED NOTES DUE 2005 OF UNITED STATES FILTER CORPORATION.

     This Certificate relates to $______ principal amount of Securities held in *_____ book-entry or * ______ definitive form by _____ (the "Transferor").


     1.   The Transferor:*

[_] (a) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[_] (b) has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

     2. In connection with any such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act because:/*/

[_] (a) Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

[_] (b) Such Security is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is

---------------------------
*Check applicable box.

being made in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i) or Section 2.6(d)(i)(B) of the Indenture).

[_]   (c)  Such Security is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6 (d)(i)(C) of the Indenture).

[_]   (d)  Such Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or
(7) under the Securities Act which delivers a certificate in the form of Exhibit A to the Indenture to the Trustee (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

[_]   (e)  Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(E) or Section 2.6(d)(i)(E) of the Indenture).



                                        ---------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           ------------------------------------

Date:
     ---------------------------


3.   Affiliation with the Company [check if applicable]

[ ] (a) The undersigned represents and warrants that it is, or at some time during which it held this Security was, an Affiliate of the Company.

     (b)  If 3(a) above is checked and if the undersigned was not an Affiliate
                                   ---
          of the Company at all times during which it held this Security, indicate the periods during which the undersigned was an Affiliate of the Company:

          ________________________________.

     (c)  If 3(a) above is checked and if the Transferee will not pay the full
                                   ---
purchase price for the transfer of this Security on or prior to the date of transfer indicate when such purchase price will be paid:

          ________________________________.

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:

          The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.


Dated:_______________       ____________________________________________________
                            NOTICE:  To be executed by
                            an officer.

TO BE COMPLETED BY TRANSFEREE IF 2(c) ABOVE IS CHECKED:

          The undersigned represents and warrants that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933, as amended).

Dated:_______________       ____________________________________________________
                            NOTICE:  To be executed by
                            an officer.

If none of the boxes under Section 2 of this certificate is checked or if any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof.

THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 3(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED

TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS SECURITY AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE COMPANY.


Dated:_______________       ____________________________________________________
                            NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of this Security particular, without alteration or enlargement or any change whatsoever.